                                                                     EXHIBIT T3C


================================================================================


                             SAC HOLDING CORPORATION
                           SAC HOLDING II CORPORATION




                           8.5% SENIOR NOTES DUE 2014


                                   ----------


                                    INDENTURE

                            Dated as of March__, 2004


                                   ----------


                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,

                                   as Trustee



================================================================================

N.A. means Not Applicable

Note:  This Cross-Reference Table is not part of this Agreement.

                              CROSS-REFERENCE TABLE


TIA                                                                   Indenture
Section                                                                Section
-------                                                               ---------
310(a)(1)........................................................         7.10
       (a)(2)....................................................         7.10
       (a)(3)....................................................         N.A.
       (a)(4)....................................................         N.A.
       (a)(5)....................................................         7.10
       (b).......................................................         7.10
       (c).......................................................         N.A.
311(a) ..........................................................         7.11
       (b).......................................................         7.11
       (c).......................................................         N.A.
312(a) ..........................................................         2.05
       (b).......................................................        11.03
       (c).......................................................        11.03
313(a) ..........................................................         7.06
       (b)(2)....................................................   7.06; 7.07
       (c).......................................................  7.06; 11.02
       (d).......................................................         7.06
314(a) ..........................................................         4.03
314(a)(4)........................................................        11.05
       (c)(1)....................................................        11.04
       (c)(2)....................................................        11.04
       (c)(3)....................................................         N.A.
       (e).......................................................        11.05
       (f).......................................................         N.A.
315(a) ..........................................................         7.01
       (b).......................................................   7.05;11.02
       (c).......................................................         7.01
       (d).......................................................         7.01
       (e).......................................................         6.11
316(a) (last sentence)...........................................         2.09
       (a)(1)(A).................................................         6.05
       (a)(1)(B).................................................         6.04
       (a)(2)....................................................         N.A.
       (b).......................................................   6.06; 6.07
       (c).......................................................         2.12
317(a)(1)........................................................         6.08
       (a)(2)....................................................         6.09
       (b).......................................................         2.04
318(a) ..........................................................        11.01
       (b).......................................................         N.A.
       (c).......................................................        11.01

                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE............................................................1

1.01           Definitions.......................................................................................1

1.02           Other Definitions................................................................................17

1.03           Incorporation by Reference of Trust Indenture Act................................................17

ARTICLE II  THE NOTES...........................................................................................18

2.01           Form and Dating..................................................................................18

2.02           Execution and Authentication.....................................................................19

2.03           Registrar and Paying Agent.......................................................................19

2.04           Paying Agent to Hold Money in Trust..............................................................20

2.05           Holder Lists.....................................................................................20

2.06           Transfer and Exchange............................................................................20

2.07           Replacement Notes................................................................................25

2.08           Outstanding Notes................................................................................25

2.09           Treasury Notes...................................................................................25

2.10           Temporary Notes..................................................................................26

2.11           Cancellation.....................................................................................26

2.12           Defaulted Interest...............................................................................26

2.13           CUSIP Numbers....................................................................................26

ARTICLE III  REDEMPTION AND PREPAYMENT..........................................................................27

3.01           Notices to Trustee...............................................................................27

3.02           Selection of Notes to Be Redeemed................................................................27

3.03           Notice of Redemption.............................................................................27

3.04           Effect of Notice of Redemption...................................................................28

3.05           Deposit of Redemption Price......................................................................28

3.06           Notes Redeemed in Part...........................................................................29

3.07           Optional Redemption..............................................................................29

3.08           Mandatory Redemption.............................................................................30

ARTICLE IV  COVENANTS...........................................................................................31

4.01           Payment of Notes.................................................................................31

4.02           Maintenance of Office or Agency..................................................................32



(i)

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                              PAGE
4.03           Reports..........................................................................................32

4.04           Compliance Certificate...........................................................................33

4.05           Taxes and Other Claims...........................................................................34

4.06           Stay, Extension and Usury Laws...................................................................35

4.07           Ranking of Other Indebtedness....................................................................35

4.08           Limitation on Additional Indebtedness............................................................35

4.09           Asset Sales......................................................................................36

4.10           Certain Dividend and Other Payment Restrictions..................................................36

4.11           Transactions with Affiliates.....................................................................37

4.12           Liens............................................................................................38

4.13           Business Activities..............................................................................38

4.14           Corporate Existence..............................................................................38

4.15           Offer to Repurchase Upon Change of Control.......................................................39

4.16           Restricted Payments..............................................................................40

4.17           Insurance........................................................................................42

4.18           Issuance of Certain Equity Interests.............................................................42

4.19           Payments for Consents............................................................................42

ARTICLE V  SUCCESSORS...........................................................................................42

5.01           Merger, Consolidation, or Sale of Assets.........................................................42

5.02           Successor Substituted............................................................................43

ARTICLE VI  DEFAULTS AND REMEDIES...............................................................................44

6.01           Events of Default................................................................................44

6.02           Acceleration.....................................................................................45

6.03           Other Remedies...................................................................................46

6.04           Waiver of Past Defaults..........................................................................46

6.05           Control by Majority..............................................................................46

6.06           Limitation on Suits..............................................................................47

6.07           Rights of Holders of Notes to Receive Payment....................................................47

6.08           Collection Suit by Trustee.......................................................................47

6.09           Trustee May File Proofs of Claim.................................................................48

6.10           Priorities.......................................................................................48

6.11           Undertaking for Costs............................................................................48



                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                              PAGE
ARTICLE VII  TRUSTEE............................................................................................49

7.01           Duties of Trustee................................................................................49

7.02           Rights of Trustee................................................................................50

7.03           Individual Rights of Trustee.....................................................................51

7.04           Trustee's Disclaimer.............................................................................51

7.05           Notice of Defaults...............................................................................52

7.06           Reports by Trustee to Holders of the Notes.......................................................52

7.07           Compensation and Indemnity.......................................................................52

7.08           Replacement of Trustee...........................................................................53

7.09           Successor Trustee by Merger, etc.................................................................54

7.10           Eligibility; Disqualification....................................................................54

7.11           Preferential Collection of Claims Against Company................................................54

ARTICLE VIII  LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................................................55

8.01           Option to Effect Legal Defeasance or Covenant Defeasance.........................................55

8.02           Legal Defeasance and Discharge...................................................................55

8.03           Covenant Defeasance..............................................................................55

8.04           Conditions to Legal or Covenant Defeasance.......................................................56

8.05           Deposited Money and U.S. Government Obligations to Be Held
               in Trust; Other Miscellaneous Provisions.........................................................57

8.06           Repayment to Companies...........................................................................58

8.07           Reinstatement....................................................................................58

ARTICLE IX  AMENDMENT, SUPPLEMENT AND WAIVER....................................................................58

9.01           Without Consent of Holders of Notes..............................................................58

9.02           With Consent of Holders of Notes.................................................................59

9.03           Compliance with Trust Indenture Act..............................................................60

9.04           Revocation and Effect of Consents................................................................61

9.05           Notation on or Exchange of Notes.................................................................61

9.06           Trustee to Sign Amendments, etc..................................................................61

ARTICLE X  SATISFACTION AND DISCHARGE...........................................................................61

10.01          Satisfaction and Discharge.......................................................................61

10.02          Application of Trust Money.......................................................................62

ARTICLE XI  MISCELLANEOUS.......................................................................................63



                                      (iii)

                                TABLE OF CONTENTS
                                   (continued)


                                                   PAGE
11.01          Trust Indenture Act Controls.....................................................................63

11.02          Notices..........................................................................................63

11.03          Communication by Holders of Notes with Other Holders of Notes....................................64

11.04          Certificate and Opinion as to Conditions Precedent...............................................64

11.05          Statements Required in Certificate or Opinion....................................................65

11.06          Rules by Trustee and Agents......................................................................65

11.07          No Personal Liability of Directors, Officers, Employees and Stockholders.........................65

11.08          Governing Law....................................................................................65

11.09          No Adverse Interpretation of Other Agreements....................................................65

11.10          Successors.   66

11.11          Joint and Several Liability......................................................................66

11.12          Severability. 66

11.13          Counterpart Originals............................................................................66

11.14          Table of Contents, Headings, etc.................................................................66



                                      (iv)

SCHEDULES

Schedule I     Existing Indebtedness
Schedule II    Existing Indebtedness

EXHIBITS

Exhibit A      FORM OF NOTE
Exhibit B      FORM OF AFFILIATE SUBORDINATION AGREEMENT



(v)

                  THIS INDENTURE is dated as of ___________, 2004 (the "Agreement" or the "Indenture") and is entered into among SAC Holding Corporati on and SAC Holding II Corporation, each a Nevada corporation (collectively, the "Companies" and individually, a "Company"), and Law Debenture Trust Company of New York, as trustee (the "Trustee").

                  The Companies and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  1.01 Definitions.

                  "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of Section
4.11 hereof, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which Beneficially Owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is Beneficially Owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any Family Member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, neither AMERCO nor any of its Subsidiaries shall be deemed to be an Affiliate of the Companies or any of their Subsidiaries for purposes of this Agreement.

                  "Agent" means any Registrar, Paying Agent, co-registrar or additional paying agent.

                  "Agreement" means this Indenture, as amended or supplemented from time to time.

                  "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

                  "Amended and Restated SAC Holding Notes" shall mean the "Amended and Restated Promissory Notes" under and as defined in the SAC Participation and Subordination Agreement. References herein to the Amended and Restated SAC Holding Notes, and to terms defined in the Amended and Restated SAC Holding Notes, shall be deemed to be references to such Notes and terms as in effect on the Issue Date and without giving effect to any modifications or supplements thereto after the Issue Date other than modifications to cure any ambiguity, defect or inconsistency except to the extent expressly agreed otherwise pursuant to a supplement to this Agreement executed in accordance with the requirements of Article IX..

                  "AMERCO" means AMERCO, a Nevada corporation.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "asset" means any asset or property.

                  "Asset Sale" means, with respect to any Person, any Casualty Event or any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person (other than to one of the Companies) of (i) all or any of the Equity Interests of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries (including any issuances or transfers of Equity Interests of Subsidiaries owned by the Companies or any of their Subsidiaries) outside the ordinary course of business and, in each case, that is not governed by Section
5.01 hereof; provided that such term shall exclude (x) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business and (y) transactions constituting Restricted Payments permitted under Section 4.16 hereof.

                  "Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to such Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

                  "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" owns or has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "beneficially owns" and "beneficially owned" have corresponding meanings.

                  "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person (or any duly authorized committee thereof)

                  "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law to close.

                  "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligations" of any Person means, at the time any determination is to be made, the obligations of such Person to pay rent or other amounts under a

Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means: (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 360 days or less, bankers acceptances with maturities not exceeding 360 days and overnight bank deposits, in each case, with any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; (3) commercial paper maturing no more than 270 days from the date of creation thereof issued by a corporation that is not a Company or an Affiliate of a Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses
(1) and (2) above entered into with any commercial bank meeting the specifications of clause (2) above; and (5) investments in money market or other mutual funds at least 95% of the assets of which comprise securities of the types described in clauses (1) through (4) above.

                  "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Change of Control" means: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Persons, is or becomes the Beneficial Owner, directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of a Company; (2) Continuing Directors of either Company cease for any reason to constitute a majority of the Board of Directors of such Company; or (3) (a) all or substantially all of the assets of a Company and its Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or (b) a Company consolidates or merges with or into another Person or any Person consolidates or merges with or into a Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of such Company immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of such Company or the surviving Person or transferee Person.

                  "Company" means each of SAC Holding Corporation and SAC Holding II Corporation, and any and all successors thereto and not any of their respective Subsidiaries.

                  "Company Residual Cash Flow" means, for any period, (i) the aggregate Revenues for such period minus (ii) the sum of (x) all principal, and interest and premium, in respect of the Notes required to be paid during such period plus (y) the amounts paid during such period pursuant to clause (a), (d) and (e) of Section 2 of the Amended and Restated SAC Holding Notes, plus (z) the amounts paid during such period pursuant to the Oxford Note.

                  "Company Revenues" means, for any period, all revenues received by the Companies from all sources whatsoever other than from dividends or distributions, or repayments of Indebtedness and other obligations, received from Subsidiaries.

                  "Condemnation Proceedings" means any proceeding initiated by a Governmental Authority exercising the power of eminent domain or any similar governmental power to require any Person to transfer ownership of its assets to a Governmental Authority.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication), all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

                  "Continuing Directors" means, for either Company, individuals who on the Issue Date constituted the Board of Directors of such Company, together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of such Company, was approved by a vote of the majority of the directors of such Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved. If no directors are in office due to incapacity or death, then "Continuing Directors" shall include any replacement directors appointed by the shareholders of the Company.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Companies.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means (1) any Event of Default or (2) the occurrence of any event, act or condition that is, or after the giving of notice or the passage of time or both, would be an Event of Default.

                  "Default and Liquidation Proceeds" means, collectively, (1) any Subsidiary Residual Cash Flow realized by the Companies or any Subsidiaries at any time when there exists (i) a Default in the payment of any amount owed under the Notes, or (ii) any other Default under the Notes and the Company has received written notice of such Default, and in either case, such Default has not been cured or waived in writing, and (2) any proceeds of any sale, disposition or other realization or liquidation of the assets of the Companies or any of their Subsidiaries (other than Net Available Proceeds of any Asset
Sale) that under the SAC Participation and Subordination Agreement are required to be applied to the payment of the Notes.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

                  "Depositary Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

                  "Designated Person" means (1) Edward J. Shoen, Mark V. Shoen or James P. Shoen; (2) a member of the Board of Directors of AMERCO or a Person that was a member of the Board of Directors of amerco within the last three years prior to the date of determination; (3) a current employee of AMERCO or any of its Subsidiaries or a Person that was an employee of AMERCO or any of its Subsidiaries within the last three years prior to the date of determination; (4) a spouse, parent, child, sibling, cousin, aunt, uncle, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law or daughter-in-law of any of the individuals referred to in clause (1), (2) or (3) above, or any lineal descendant of any of the individuals referred to in this clause (4) or in clause (1), (2) or (3) above; (5) any trust or other entity for the primary benefit of the individuals referred to in clause (1), (2), (3) or (4) above; or
(6) any Affiliate of any of the Persons referred to in clause (1), (2), (3), (4) or (5) above.

                  "Disqualified Stock" means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Companies to repurchase or redeem such Equity Interests upon the occurrence of a Change of Control or an Asset Sale occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change of control and asset sale provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions applicable to the Notes contained in Sections 4.09 and 4.15, respectively, and such Equity Interests specifically provides that the Companies will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Companies' repurchase or redemption of such Notes as are required to be repurchased or redeemed pursuant to Sections 4.09 and 4.15, respectively.

                  "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other equity interests in such Person.

                  "Excess Refinancing Proceeds" means an amount equal to (1) the aggregate principal amount (or accreted value, if applicable) of any Indebtedness incurred to refinance any Real Property Secured Indebtedness pursuant to a Permitted Refinancing, minus (2) the sum of (i) the aggregate principal amount (or accreted value) of the Real Property Secured Indebtedness which is refinanced pursuant to such Permitted Refinancing, (ii) any premium or penalty paid in connection with such extension, refinancing, renewal, replacement, defeasance or refunding and (iii) any fees or expenses required to be paid by the Companies or any of their Subsidiaries in connection with such extension, refinancing, renewal, replacement, defeasance or refunding.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Excluded Entities" means, collectively, Securespace Limited Partnership, a Nevada limited partnership, Four SAC Self-Storage Corporation, a Nevada corporation, Five SAC Self-Storage Corporation, a Nevada corporation, and their respective subsidiaries, including, without limitation Nineteen SAC Self-Storage GP Corporation, Nineteen SAC Self-Storage Limited Partnership and Private Mini Storage Realty, L.P.

                  "Exempted Affiliate Transaction" means (1) customary indemnification arrangements with employees, officers, directors or consultants entered into by a Company or any of its Subsidiaries in the ordinary course of business of such Company or such Subsidiary, (2) transactions solely between or among the Companies and any of their Subsidiaries, (3) transactions that are Qualified Subsidiary Transactions, (4) the provision of administrative or management services by the Companies or any of their officers to any of their Subsidiaries or Affiliates in the ordinary course of business, (5) any transactions between the Companies or any of their Subsidiaries and Affiliates for the provision of printing and related services on terms that are no less favorable to the Companies or the relevant Subsidiary than those that would have been obtained in a comparable transaction on an arms' length basis and consistent with past practices; provided, that the aggregate amount paid by such Company and its Subsidiaries in any twelve month period under this clause (5) shall not exceed $2.0 million, (6) the entering into of a tax sharing agreement, or payments pursuant thereto, between a Company and/or one or more Subsidiaries, on the one hand, and any other Person with which such Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which such Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by such Company and such Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis, (7) any Restricted Payment permitted pursuant to Section 4.16 hereof, and (8) loans and advances to employees that are Affiliates of a Company or its Subsidiaries in respect of commissions, business expenses, travel and relocation and other similar expenses in the ordinary course of business, so long as either (x) the aggregate principal amount thereof outstanding at any time shall not exceed $1,000,000 or (y) such commissions and expenses have been approved by a majority of the disinterested members of the Board of Directors of the Companies.

                  "Exempted Designated Person Transaction" means any of the following:

                  (1) payments of principal (including capitalized interest) and interest made by the Companies to AMERCO or its Subsidiaries pursuant to the Amended and Restated SAC Holding Notes;

                  (2) payments by the Companies or their Subsidiaries to AMERCO or any of its Subsidiaries pursuant to Property Management Agreements existing on the Issue Date between the Companies or their Subsidiaries and AMERCO or of any of its Subsidiaries;

                  (3) the entering into of Property Management Agreements after the Issue Date (and payments by the Companies or their Subsidiaries to AMERCO or any of its Subsidiaries pursuant to the terms of such agreements) between the Companies or their Subsidiaries and AMERCO or any of its Subsidiaries in the ordinary course of business, on ordinary market terms and consistent with past arms' length practices;

                  (4) transactions pursuant to dealership contracts existing on the Issue Date between the Companies or their Subsidiaries and AMERCO or any of its Subsidiaries;

                  (5) the entering into of dealership contracts after the Issue Date (including payments by the Companies or their Subsidiaries to AMERCO or any of its Subsidiaries pursuant to the terms of such contracts) between the Companies or their Subsidiaries and AMERCO or any of its Subsidiaries in the ordinary course of business, on ordinary market terms and consistent with past arms' length practices;

                  (6) transactions pursuant to the lease agreements existing on the Issue Date between the Companies or their Subsidiaries and AMERCO or any of its Subsidiaries demising certain marketing company office space, shop space or hitch-bay installation space;

                  (7) the entering into of lease agreements after the Issue Date (including payments to be made pursuant to the terms of such agreements) between the Companies or their Subsidiaries and AMERCO or any of its Subsidiaries to demise marketing company office space, shop space or hitch-bay installation space in the ordinary course of business, on ordinary market terms and consistent with past arms' length practices;

                  (8) the granting of easements, rights-of-way, servitudes and other similar encumbrances that do not materially impact the value of the property, and the conveyance of fee title (to correct title defects) of properties previously conveyed to the Companies or their Subsidiaries by AMERCO or any of its Subsidiaries, but omitted in the conveyance due to scrivener's error, error in legal description and similar mistakes;

                  (9) any Restricted Payment permitted under Section 4.16 hereof; and

                  (10) transactions described in clauses (4) and (5) of the definition of "Exempted Affiliate Transaction."

                  "Fair Market Value" with respect to any asset, equity interest or item means the fair market value of such asset, equity interest or item as determined in good faith by an independent third-party appraiser, experienced in such appraisals and evidenced by a written appraisal signed by such appraiser and delivered to the Trustee and the Companies.

                  "Family Member" means with respect to any individual, the spouse and lineal descendants (including children and grandchildren by adoption) of such individual, the spouses of each such lineal descendent, and the lineal descendents of such Persons.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

                  "Global Note Legend" means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Agreement.

                  "Global Notes" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.02, or 2.06(d) hereof.

                  "Governmental Authority" means any federal, state, local or other governmental or administrative body, instrumentality, department or agency, or any court, tribunal, administrative hearing body, arbitration panel, commission, or similar dispute-resolving panel or body.

                  "guarantee" means a direct or indirect guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The terms "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates or (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations.

                  "Holder" means any registered holder, from time to time, of the Notes.

                  "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Subsidiary shall be deemed to have been incurred by such Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

                  "Indebtedness" of any Person at any date means, without duplication: (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; (5) all Capitalized Lease Obligations of such Person; (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of any Company or any Subsidiary that is guaranteed by any Company or any Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of a Company and its Subsidiaries on a consolidated basis; (8) all Attributable Indebtedness; (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

                  For the avoidance of doubt, "Indebtedness" of any Person shall not include: (i) trade payables incurred in the ordinary course of business and payable in accordance with customary practice; (ii) deferred tax obligations;
(iii) minority interests; (iv) uncapitalized interest; (v) operating leases; and
(vi) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business.

                  "Independent" when used with respect to any specified Person means such a Person who (1) does not have any direct financial interest or any material indirect financial interest in the Companies or any Subsidiary, the Trustee or in any Affiliate of any of them and (2) is not connected with the Companies or any Subsidiary, the Trustee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Intercompany Claims" means all claims for moneys owed by either of the Companies to any Subsidiary, by any Subsidiary to either of the Companies, or by any Subsidiary to any other Subsidiary.

                  "interest" means, with respect to the Notes, interest on the Notes.

                  "Investments" of any Person means (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances (other than commissions, travel and similar advances made to directors, officers and employees in the ordinary course of business) or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person; and (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

                  "Issue Date" means the date on which the Notes are originally issued under this Indenture.

                  "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases)."Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Net Available Proceeds" means, with respect to any Permitted Asset Sale pursuant to Section 4.09 hereof, the aggregate proceeds thereof received in the form of cash or Cash Equivalents, net of (1) brokerage commissions and other fees and expenses (including, without limitation, title insurance fees and premiums, appraisal fees, environmental evaluation and report fees, and fees and expenses of legal counsel, accountants and investment banks) of such Permitted Asset Sale; (2) provisions for current or future taxes payable as a result of such Permitted Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements); (3) amounts required to be paid to any Person (other than any Company or any Subsidiary) owning a beneficial interest in the real property or Equity Interests subject to such Permitted Asset Sale or having a Lien thereon; (4) amounts required to be paid from the proceeds of such Permitted Asset Sale under the terms of any Indebtedness ranking senior in right of payment to the Notes; and (5) with respect to a Real Property Transfer, payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Real Property Transfer.

                  "Notes" means the maximum amount of $200.0 million of 8.5% Senior Notes due 2014 to be issued on the Issue Date in accordance with this Agreement.

                  "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means any of the following of a Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

                  "Officer's Certificate" means a certificate signed by an Officer that meets the requirements of Section 11.05 hereof.

                  "Opinion of Counsel" means a written opinion addressed to the Trustee in form and substance reasonably satisfactory to the Trustee of an attorney at law admitted to practice before the highest court of the jurisdictions applicable to the subject matter and the governing law of the relevant document (as reasonably determined by the party requesting or entitled to receive such opinion), which attorney may, except as otherwise expressly provided in this Agreement, be counsel for the Companies and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and reasonably satisfactory to the Trustee which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

                  "Oxford Note" means that certain Promissory Note dated May 7, 1999 from SAC Holding Corporation to Oxford Life Insurance Company.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Permitted Business" means the businesses engaged in by a Company and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

                  "Permitted Easements" means (1) easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any real property and (2) if required by a Governmental Authority, the dedication or transfer of unimproved portions of any real property for road, highway or other public purposes; so long as, in each case (i) such grant, dedication or transfer does not materially impair the value of the remaining useful life of the applicable real property or the fair market value of such real property or materially impair or interfere with the use or operations thereof, and (ii) such grant, dedication or transfer is reasonably necessary in connection with the use, maintenance, alteration or improvement of the applicable real property.

                  "Permitted Indebtedness" means:

                  (1) Indebtedness of the Companies and their Subsidiaries to the extent outstanding on the Issue Date and set forth in Schedule I hereto;

                  (2) Indebtedness under Hedging Obligations entered into in the ordinary course of business to hedge or mitigate risk to which the Companies or their Subsidiaries are exposed in the conduct of their respective businesses or the management of liabilities and not for the purpose of speculation; provided, however, that with respect to Hedging Obligations related to interest rates (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

                  (3) (a) Indebtedness (a) of a Company owed to a Subsidiary,
         (b) of any Subsidiary owed to a Company, or (c) of any Subsidiary to any other Subsidiary incurred in a transaction that constitutes a Qualified Subsidiary Transaction; provided, however, that with respect to Indebtedness of a Company, such Indebtedness shall be unsecured and contractually subordinated to the Company's obligations under the Notes pursuant to an Affiliate Subordination Agreement in substantially the form of Exhibit B hereto;

                  (4) Indebtedness in respect of bid, performance or surety bonds issued for the account of a Company or any Subsidiary in the ordinary course of business, including obligations of such Company or Subsidiary (but not, except in connection with a Qualified Subsidiary Transaction, the other Company or any other Subsidiary) with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (5) Indebtedness of a Company or any Subsidiary arising in connection with endorsement by such Company or Subsidiary of instruments for deposit in the ordinary course of business;

                  (6) Indebtedness in respect of Purchase Money Indebtedness incurred by a Company or any Subsidiary (and not, unless in connection with a Qualified Subsidiary Transaction, directly or indirectly guaranteed by the other Company or any other Subsidiary) in an aggregate amount as to the Companies and all Subsidiaries not to exceed $2.0 million;

                  (7) Indebtedness arising from the guarantee by a Company or any Subsidiary of any Indebtedness of a Company or a Subsidiary incurred in connection with a Qualified Subsidiary Transaction;

                  (8) Permitted Refinancing Indebtedness;

                  (9) Indebtedness attributable to the capitalization of interest in accordance with the terms of the Amended and Restated SAC Holding Notes; and

                  (10) Subordinated Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, which Indebtedness is unsecured, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $8.0 million.

                  "Permitted Liens" means the following types of Liens:

                  (1) Permitted Easements;

                  (2) leases or subleases granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of a Company or any Subsidiary;

                  (3) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and set forth under "Secured Indebtedness" in Schedule I hereto;

                  (4) Liens securing Purchase Money Indebtedness permitted hereunder, so long as such Liens securing any particular Purchase Money Indebtedness cover only the assets acquired with the proceeds of such Purchase Money Indebtedness;

                  (5) Liens imposed by Governmental Authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and against which adequate reserves with respect thereto are maintained on the books of a Company in accordance with GAAP;

                  (6) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and against which adequate reserves with respect thereto are maintained on the books of a Company in accordance with GAAP;

                  (7) Liens securing the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord liens on leased property, but excluding Liens securing obligations for the payment of borrowed money);

                  (8) Liens arising by operation of law in connection with judgments with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review, against which adequate reserves with respect thereto are maintained on the books of a Company in accordance with GAAP and which are for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (9) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation;

                  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

                  (11) Liens arising out of consignment or similar arrangements for the sale of goods;

                  (12) Liens arising out of any Condemnation Proceedings affecting any real property, so long as such Liens cover only the property affected by such Condemnation Proceedings; and

                  (13) Liens securing Real Property Secured Indebtedness, and any extension, refinancing, renewal, replacement, defeasance or refunding thereof constituting Permitted Refinancing Indebtedness.

                  "Permitted Person" means (1) Edward J. Shoen, Mark V. Shoen, James P. Shoen and the spouse and lineal descendants (including children and grandchildren by adoption) of each such individual, the spouses of each such lineal descendant and the lineal descendants of such spouses; (2) any trusts or other entities for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, any of the individuals referred to in clause (1); (3) any corporation or other entity with respect to which all of the Voting Stock thereof is, directly or indirectly owned by any of the individuals or entities referred to in clauses (1) and (2); (4) AMERCO or its Subsidiaries and (5) the AMERCO Employee Savings and Employee Stock Ownership Trust, or any successor thereto.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of any Subsidiary of the Companies issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of such Subsidiary (other than intercompany Indebtedness), provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

                  (3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being refinanced;

                  (4) other than in a Qualified Subsidiary Transaction, such Indebtedness is incurred by the Subsidiary who is the obligor on the Indebtedness being refinanced and is not directly or indirectly guaranteed by a Company or any other Subsidiary,

                  (5) other than in a Qualified Subsidiary Transaction, such Indebtedness is not entitled to the benefits of any Liens upon any property of such Subsidiary except to the extent of Liens on property that constituted collateral security for the Indebtedness being refinanced and

                  (6) to the extent that any such extension, refinancing, renewal, replacement, defeasance or refunding shall result in a Subsidiary receiving Excess Refinancing Proceeds, the Companies shall have caused such Excess Refinancing Proceeds to be applied to the redemption of Notes (or to the deposit into a cash collateral account with the Trustee) in accordance with the provisions of Section 3.08 hereof.

                  Notwithstanding the foregoing, clauses (1) and (2) of this definition shall not apply to any refinancing of Real Property Secured Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "principal" means, with respect to the Notes, the principal of the Notes.

                  "Property Management Agreements" means property management agreements between Subsidiaries of U-Haul, on the one hand, and Subsidiaries of the Companies, on the other hand, and providing for management of the Real Property.

                  "Purchase Money Indebtedness" means Indebtedness of a Company or any Subsidiary (including Capitalized Leases) (a) incurred to finance the purchase of any assets of such Company or Subsidiary within 130 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, and (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP.

                  "Qualified Subsidiary Transactions" means any merger, combination, dissolution, transfer of assets, incurrence of Indebtedness or guarantee among two or more Subsidiaries in connection with any Permitted Refinancing Indebtedness that refinances all Indebtedness of the Subsidiaries participating in such merger, combination, dissolution, transfer, incurrence or guarantee.

                  "Real Property" of any Person means the real property and improvements owned by such Person from time to time.

                  "Real Property Secured Indebtedness" means any Indebtedness of any Subsidiary existing on the Issue Date and set forth in Schedule I hereto, secured by real property owned by any Subsidiary, and any Indebtedness incurred to refinance such existing Indebtedness which is secured by such real property.

                  "Real Property Transfer" means any sale, conveyance, transfer, lease, assignment or other disposition by a Company or any Subsidiary to any Person other than the Companies or any Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation), in one transaction or a series of related transactions, of any real property of any Subsidiary; provided, however, that Real Property Transfer shall not include (1) any space lease of a portion of real property entered into in the ordinary course of business, or (2) Permitted Easements.

                  "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

                  "refinance" means to extend, refinance, replace, renew or refund.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "SAC Participation and Subordination Agreement" means a SAC Participation and Subordination Agreement dated __________, 2004, by and among the Companies, AMERCO, U-Haul and the Trustee.

                  "Sale and Leaseback Transactions" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Subsidiary Securitization" means [to come].

                  "Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary that is subordinated in right of payment to the Notes.

                  "Subsidiary" means, with respect to any Person: (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of a Company, provided that, for purposes of this Agreement and the Notes, a "Subsidiary" of a Company does not include the Excluded Entities.

                  "Subsidiary Equity Sale" means any sale, conveyance, transfer, lease, assignment or other disposition by a Company or any Subsidiary to any Person other than the Companies or any Subsidiary, in one transaction or a series of related transactions, of any Equity Interests in any Subsidiary.

                  "Subsidiary Operating Expenses" means, for any period, the aggregate of all cash expenditures of the Subsidiaries actually paid (and properly payable) during such period for (i) real and personal property taxes on the Real Property; (ii) principal and interest on the Real Property Secured Indebtedness; (iii) premiums for liability, property and other insurance on the Real Property; (iv) sales and rental taxes relating to the Real Property; and
(v) normal, reasonable and customary operating expenses of the Real Property, including funding of any escrow accounts for tax, insurance and capital expenses associated with Real Property. In the case of amounts distributed to the partners or shareholders of a Subsidiary, Subsidiary Operating Expenses shall only include the portion thereof distributed to the partners or shareholders of a Subsidiary other than to the Companies or another Subsidiary of the Companies; provided that no Subsidiary will be permitted to pay any SAC Subsidiary Operating Expenses attributable to the operations of any other Subsidiary.

                  "Subsidiary Residual Cash Flow" means, for any period, Subsidiary Revenues minus Subsidiary Operating Expenses for such period.

                  "Subsidiary Revenues" means, for any period, all revenues received by Subsidiaries from all sources related to (i) the operation (including, without limitation, rental) of self-storage facilities located on Real Property; (ii) retail sales of products used to support the operation of self-storage facilities (including, without limitation, boxes, tape, hitches and propane); (iii) commissions generated by use of Real Property for U-Haul dealer truck and trailer rental locations; and (iv) miscellaneous revenue generating activities.

                  "Three SAC" means Three SAC Self-Storage Corporation, a Nevada corporation.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Agreement and thereafter means the successor serving hereunder.

                  "U-Haul" means U-Haul International, Inc., a Nevada corporation.

                  "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which 100% of the Equity Interests (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by a Company or through one or more Wholly-Owned Subsidiaries.

                  1.02 Other Definitions.

Term                                             Defined in Section
----                                             ------------------
"Affiliate Transaction"                              4.11
"Alternate Offer"                                    4.15
"Authentication Order"                               2.02
"Change of Control Offer"                            4.15
"Change of Control Payment Date"                     4.15
"Change of Control Purchase Price"                   4.15
"Covenant Defeasance"                                8.03
"DTC"                                                2.03
"Event of Default"                                   6.01
"Legal Defeasance"                                   8.02
"Paying Agent"                                       2.03
"Permitted Asset Sale"                               4.09
"Redemption Event Proceeds"                          3.08
"Required Information"                               4.03
"Registrar"                                          2.03
"Successor"                                          5.01

                  1.03 Incorporation by Reference of Trust Indenture Act.

                  Whenever this Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Agreement.

                  The following TIA terms used in this Agreement have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Agreement;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Companies and any successor obligors.

                  All other terms used in this Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" and "including" are not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) "will" shall be interpreted to express a command;

                  (g) references to Sections and Articles are to Sections and Articles of this Agreement; and

                  (h) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

                  2.01 Form and Dating.

                  (a) General. Subject to Section 2.01(b) hereof, the Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Companies and the Trustee, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

                  (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                  2.02 Execution and Authentication.

                  An authorized Officer shall sign the Notes for each of the Companies by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

                  The Trustee shall authenticate Notes upon a written order of the Companies in the form of an Officer's Certificate from each of the Companies (each an "Authentication Order").

Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, the first such written order from the Companies shall be accompanied by an Opinion of Counsel of the Companies in a form reasonably satisfactory to the Trustee.

                  The Trustee may appoint an authenticating agent acceptable to the Companies to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Agreement to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Companies or an Affiliate of a Company.

                  2.03 Registrar and Paying Agent.

                  The Companies shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") within the City and State of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Companies may appoint one or more co-registrars and one or more additional paying agents in such locations as the Companies shall determine. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies shall notify the Trustee in writing of the name and address of any Agent not a party to this Agreement. If the Companies fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Any Company or any Subsidiary may act as Paying Agent or Registrar.

                  The Companies initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Companies initially appoint the Trustee at its corporate trust office in the City of New York to act as the Registrar and Paying Agent and to act as Depositary Custodian with respect to the Global Notes.

                  2.04 Paying Agent to Hold Money in Trust.

                  The Companies shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will, and the Trustee when acting as Paying Agent agrees that it will, hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Companies in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Companies at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than a Company or a Subsidiary) shall have no further liability for the money. If a Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Companies, the Trustee shall serve as Paying Agent for the Notes.

                  2.05 Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Companies shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Companies shall otherwise comply with TIA Section 312(a).

                  2.06 Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Companies for Definitive Notes if (i) the Companies deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Companies within 120 days after the date of such notice from the Depositary or (ii) the Companies in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) hereof. However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in a Global Note shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Agreement and the Notes the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

                  (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Companies shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when a Global Note has not yet been issued, the Companies shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this

Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of Definitive Notes. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Legends. The following legend shall appear on the face of all Global Notes issued under this Agreement:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF SAC HOLDING CORPORATION AND SAC HOLDING II CORPORATION.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO SAC HOLDING CORPORATION AND SAC HOLDING II CORPORATION OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN."

                  (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Companies shall execute and the Trustee shall authenticate Global Notes and, subject to Section 2.06(a) hereof, Definitive Notes upon the Companies' order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Companies, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Companies shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Companies may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Companies shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or an email transmission of an Adobe portable document format file (also known as a 'PDF File').

                  (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.07 Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or the Companies and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Companies shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Companies to protect the Companies, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Companies may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional Obligation of the Companies and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder.

                  2.08 Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Companies or an Affiliate of the Companies holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a "protected purchaser" within the meaning of
Section 8-303 of the Uniform Commercial Code of New York.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Companies, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  2.09 Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Companies, or by any Subsidiary or Affiliate of the Companies, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

                  2.10 Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Companies may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Companies consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Companies shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Agreement.

                  2.11 Cancellation.

                  The Companies at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Companies. Except as contemplated by Sections 2.06 and 2.07, the Companies may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  2.12 Defaulted Interest.

                  If the Companies default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Companies shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Companies shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Companies (or, upon the written request of the Companies, the Trustee in the name and at the expense of the Companies) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  2.13 CUSIP Numbers.

                  The Companies in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Companies will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

                  3.01 Notices to Trustee.

                  If the Companies elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof or the mandatory redemption provisions of Section 3.08 hereof, they shall furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, Officer's Certificates setting forth (i) the paragraph of the Notes and/or clause of this Agreement pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  3.02 Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase. Further, in the event of a partial redemption in accordance with Sections 3.07 or 3.08 hereof, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited.

                  The Trustee shall promptly notify the Companies in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

                  3.03 Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Companies shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes (including the CUSIP number, if any) to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Companies default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or clause of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

                  (h) the applicable CUSIP number and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Companies' request, the Trustee shall give the notice of redemption in the Companies' name and at their expense; provided that the Companies shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, Officer's Certificates requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

                  3.04 Effect of Notice of Redemption.

                  Once a notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  3.05 Deposit of Redemption Price.

                  One Business Day prior to the redemption or purchase date (to the extent the redemption price is not already held in the cash collateral account established pursuant to Section 3.08(d) hereof), the Companies shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. Upon payment of the principal of and interest and premium on the Notes in full, the Trustee or the Paying Agent shall promptly return to the Companies any excess monies deposited with the Trustee or the Paying Agent by the Companies.

                  If the Companies comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Companies to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

                  3.06 Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed or purchased in part, the Companies shall issue and, upon the Companies' written request, the Trustee shall authenticate (i) for the Holder at the expense of the Companies a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered and (ii) if applicable, for the Companies, a new Note equal in principal amount to the purchased portion of the Note surrendered.

                  3.07 Optional Redemption.

                  (a) No Redemption Prior to ______, 2007. The Companies shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to ____________, 2007. On or after _________, 2007, the Companies shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on __________ of the years indicated below:

Calendar  Year                        Percentage
--------------                        ----------
2007                                    104.0%
2008                                    103.0%
2009                                    101.5%
2010 and thereafter                     100.0%

                  (b) Redemption Procedures. Any redemption pursuant to this
Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through
3.06 hereof.

                  3.08 Mandatory Redemption.

                  (a) Application of Certain Proceeds to Redemption. Subject to
Section 3.08(d) below, upon the receipt of any Net Available Proceeds pursuant to Section 4.09, any Excess Refinancing Proceeds pursuant to Section 4.08 hereof, or any Default and Liquidation Proceeds (such Net Available Proceeds, Excess Refinancing Proceeds and Default and Liquidation Proceeds being herein collectively called "Redemption Event Proceeds") the Companies shall apply the entire amount of such Redemption Event Proceeds to redeem Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth in Section 3.07 hereof, plus accrued and unpaid interest thereon to the applicable redemption date.

                  (b) Redemption Premium. Notwithstanding paragraph (a) above, if the Redemption Event Proceeds relate to a sale, refinancing or other transaction involving Three SAC, the redemption price at any time until _________, 2010, shall be 101.0% of principal, plus accrued and unpaid interest to the applicable redemption date. If such redemption date is on or after ___________, 2010, the redemption price shall be 100.0% of principal, plus accrued and unpaid interest to the applicable redemption date.

                  (c) Redemption Procedures. Any redemption pursuant to this
Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through
3.06 hereof.

                  (d) Minimum Redemption Amount. No redemption pursuant to this
Section 3.08 shall be made until such time as the aggregate amount of Redemption Event Proceeds received by the Companies and then available for such purpose equal or exceed

$5.0 million. In addition, Redemption Event Proceeds received by the Companies prior to ____________, 2007, shall not be applied to redemption pursuant to this
Section 3.08 until such time as redemption would be permitted at the option of the Companies pursuant to Section 3.07 hereof.

                  Until such time as any Redemption Event Proceeds are used to redeem Notes in accordance with this Section 3.08, such Redemption Event Proceeds shall be delivered to the Trustee to be held by the Trustee in a segregated cash collateral account for the benefit of the Holders (and, for purposes hereof, the Companies hereby grant to the Trustee a security interest in and Lien upon all amounts so held in such collateral account as collateral security for the obligations of the Companies under this Agreement and the Notes). Amounts on deposit in such collateral account may not be withdrawn by the Companies except to (x) effect a redemption of Notes as provided herein (unless all Notes have been redeemed or otherwise paid in full in cash or discharged in accordance with the provisions of this Agreement) or (y) repurchase Notes in pursuant to clause (f) below. The balance from time to time in such collateral account shall be invested in Cash Equivalents as shall be selected by the Companies (or, after the occurrence and during the continuance of an Event of Default, by the Trustee). In all events, redemptions pursuant to this Section 3.08 shall be made within 90 days of the later of (i) __________, 2007, and (ii) any date upon which Redemption Event Proceeds received by the Companies and then available for such purpose equal or exceed $5.0 million.

                  (e) Distribution of Default and Liquidation Proceeds. The Companies shall take all actions necessary to cause the aggregate Default and Liquidation Proceeds received by any Subsidiary to be distributed to the Companies (either by dividend or intercompany advance or otherwise) in order to permit the Companies to comply with their obligations to redeem Notes (or to deposit such Default and Liquidation Proceeds into a cash collateral account with the Trustee) pursuant to this Section 3.08.

                  (f) Offers to Purchase. . To the extent that the Companies shall receive any Net Available Proceeds or Excess Refinancing Proceeds prior to _____, 2007 and shall deposit the same into the cash collateral account referred to in clause (e) above, the Companies may, in lieu of waiting until _____, 2007 to apply the funds in such account to the redemption of Notes as specified in clause (a) above, elect instead to apply such funds to the purchase of Notes pursuant to an offer to purchase made to all of the Holders of the Notes in accordance with the following procedures:

                  (x) the Company shall extend such offer to purchase by mailing a notice to each Holder setting forth the aggregate amount of the funds held in such cash collateral account that are to be applied to such purchase (which aggregate amount shall not be less than $2.5 million), the percentage of the face amount of each Note representing the purchase price to be paid for each Note to be purchased in such offer (which may be less than par) and specifying a date, which date shall be no earlier than 30 and no later than 45 days from the date such notice is mailed (the "Purchase Date"), in accordance with the procedures required by this Agreement and described in such notice upon which such purchase is to be consummated; and

                  (y) on the Purchase Date, the Company will (l) accept for payment all Notes or portions thereof properly tendered pursuant to its offer (and, in the event Notes are tendered in an amount exceeding the aggregate funds to be applied to such offer, such acceptance shall be effected among the Notes so tendered on a ratable basis), (2) deposit with the Trustee an amount equal to the aggregate purchase price of the Notes tendered pursuant to such offer and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  The Trustee will promptly mail or deliver to each Holder of Notes so tendered the payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any. The Company will publicly announce the results of the such offer such offer on or as soon as practicable after the Purchase Date.

                  The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with such purchase of Notes (and, to the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this clause (f), the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof).

                                   ARTICLE IV

                                    COVENANTS

                  4.01 Payment of Notes.

                  The Companies shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than either of the Companies or a Subsidiary or Affiliate thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Companies in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Companies shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  The Companies shall take all actions necessary to cause any Subsidiary Residual Cash Flows of its Subsidiaries to be distributed to the Companies (either by dividend or inter-company advance or otherwise), on a monthly basis (except for Three SAC whose Subsidiary

Residual Cash Flows shall be distributed on a quarterly basis), in order to permit the Companies to meet their obligations under the Notes.

                  4.02 Maintenance of Office or Agency.

                  The Companies shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Companies in respect of the Notes and this Agreement may be served. The Companies shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Companies shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Companies may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Companies of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Companies shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Companies hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Companies in accordance with
Section 2.03 hereof.

                  4.03 Reports.

                  (a) AMERCO Financial Statements. So long as AMERCO is required to consolidate the financial statements of the Companies under GAAP, the Companies shall cause to be furnished to the Trustee:

                  (i) within 120 days after the end of each fiscal year of AMERCO, AMERCO's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by its independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of AMERCO on a consolidated basis in accordance with GAAP consistently applied;

                  (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of AMERCO, AMERCO's unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of

         AMERCO's financial officers as presenting fairly in all material respects the consolidated financial condition and results of operations of AMERCO on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

                  (iii) copies of AMERCO's annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"), to be provided concurrently with the filing thereof with the SEC, provided that in any event such Required Information shall include separate information with respect to the Companies (including financial statements, information in Management's Discussion and Analysis of Financial Condition and Results of Operations and risk factors) to the extent such information has historically been included in the Required Information or as may hereafter be required to be included in the Required Information.

         In addition, the Companies shall cause to be furnished to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by AMERCO to its public shareholders generally.

                  (b)Company Information. To the extent that AMERCO is no longer required to consolidate the financial statements of the Companies under GAAP, the Companies shall provide the Trustee and make Publicly Available (as defined below)their consolidated audited and unaudited financial statements in the manner and upon the terms otherwise described in Section 4.03(a)(i) and Section 4.03(a)(ii) above. In addition, whether or not required by the rules and regulations of the SEC, the Companies will furnish to the Trustee and make Publicly Available the separate information with respect to the Companies referred to in Section 4.03(a)(iii), in the manner and upon the terms otherwise described in said Section. For purposes hereof, financial statements, reports, documents and other information shall be deemed to have been made "Publicly Available" to the extent such information is (i) included in addition to the information with respect to AMERCO in the Required Information delivered with respect to AMERCO, (ii) available on a public website that is referenced in the Required Information for AMERCO or (iii) set forth in separate annual reports, information, documents and other reports with respect to the Companies filed pursuant to Sections 13 and 15(d) of the Exchange Act.

                  (c) TIA Information. The Companies shall also provide such information as may, from time to time, be necessary to comply with any applicable provisions of TIA Section 314(a).

                  (d)Information Delivered to Trustee. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Companies' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  4.04 Compliance Certificate.

                  (a) Compliance Certificate. The Companies shall each deliver to the Trustee, within 130 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the respective Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the applicable Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the applicable Company has complied with all conditions and covenants contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the applicable Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

                  (b) Reports from Independent Accountants. So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Companies' independent public accountants (who shall be a firm of established national reputation in the United States) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) Notices of Defaults. The Companies shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Companies are taking or propose to take with respect thereto.

                  4.05 Taxes and Other Claims.

                  The Companies shall pay or discharge, and shall cause each of their Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (i) the Companies or any such Subsidiary, (ii) the income or profits of the Companies or any such Subsidiary which is a corporation or (iii) the Property of the Companies or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the properties of the Companies or any such Subsidiary, provided that the Companies shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if any, in conformity with GAAP, have been established.

                  4.06 Stay, Extension and Usury Laws.

                  The Companies covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Companies from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or hereafter in force, or that may affect the covenants or the performance of this Agreement; and the Companies (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  4.07 Ranking of Other Indebtedness.

                  (a) Notes to be Senior. Without limiting the right of the Holders to consent to the incurrence of any Indebtedness not permitted hereunder, the Companies shall ensure that the Notes are senior in priority and right of payment to all future Indebtedness of the Companies, except (i) as otherwise provided in the SAC Participation and Subordination Agreement and (ii) Permitted Indebtedness (other than Indebtedness referred to in clause (3) of the definition of "Permitted Indebtedness" in Section 1.01 hereof).

                  (b) SAC Participation and Subordination Agreement. The Companies shall comply, and shall cause each Subsidiary to comply, in all respects with (i) the provisions of the SAC Participation and Subordination Agreement providing for the subordination to the Notes of claims under the Amended and Restated SAC Holding Notes and (ii) the provisions of the Affiliate Subordination Agreement providing for the subordination to the Notes of all Intercompany Claims (and, in that connection, the Trustee is hereby authorized and directed on the Issue Date to execute and deliver the SAC Participation and Subordination Agreement and the Affiliate Subordination Agreement in substantially the form of Exhibit B hereto).

                  4.08 Limitation on Additional Indebtedness.

                  (a) Additional Indebtedness; Disqualified Stock. The Companies shall not, and shall not permit any Subsidiary to, directly or indirectly, incur any additional Indebtedness after the Issue Date, other than Permitted Indebtedness, and will not issue any Disqualified Stock after the Issue Date.

                  (b) Distribution of Excess Refinancing Proceeds. The Companies shall take all actions necessary to cause the aggregate Excess Refinancing Proceeds of any extension, refinancing, renewal, replacement, defeasance or refunding by a Subsidiary relating to any Permitted Refinancing Indebtedness to be distributed to the Companies (either by dividend or intercompany advance or otherwise) in order to permit the Companies to comply with their obligations to redeem Notes (or to deposit such Excess Refinancing Proceeds into a cash collateral account with the Trustee) pursuant to Section 3.08 hereof.

                  4.09 Asset Sales.

                  (a) Limitation on Asset Sales. The Companies shall not, and shall not permit any Subsidiary to, consummate any Asset Sale other than (i) as the result of a Casualty Event (or settlement of either thereof) or (ii) one or more Real Property Transfers or Subsidiary Equity Sales (collectively, "Permitted Asset Sales") meeting the requirements of this Section 4.09. The Companies may, and may permit their Subsidiaries to, consummate any Permitted Asset Sale so long as (x) the Companies or such Subsidiary receives consideration at the time of such Permitted Asset Sale at least equal to the Fair Market Value of the assets included in such Permitted Asset Sale, (y) not less than 67% of the consideration received by the Companies and its Subsidiaries pursuant to such Permitted Asset Sale (if other than a Casualty Event) is in the form of cash or Cash Equivalents and (z) such Net Available Proceeds are applied to the redemption of Notes (or deposited into a cash collateral account with the Trustee) as required pursuant to Section 3.08 hereof. If at any time any non-cash consideration is received by any Company or any Subsidiary, as the case may be, in connection with any Permitted Asset Sale, the Trustee shall hold such consideration in trust hereunder as collateral security for the obligations of the Companies in respect of the Notes; provided that at the time such consideration is repaid or converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of a Permitted Asset Sale hereunder, and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.

                  Anything herein to the contrary notwithstanding, the provisions of this Section 4.09 shall not be applicable to any Asset Sale with respect to the Excluded Entities or any Equity Interests therein.

                  (b) Distribution of Net Available Proceeds. The Companies shall take all actions necessary to cause the aggregate Net Available Proceeds of such Permitted Asset Sale to be distributed to the Companies (either by dividend or intercompany advance or otherwise) in order to permit the Companies to comply with their obligations to redeem Notes (or to deposit such Net Available Proceeds into a cash collateral account with the Trustee) pursuant to
Section 3.08 hereof.

                  4.10 Certain Dividend and Other Payment Restrictions.

                  The Companies shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Company or any other Subsidiary, or (y) pay any principal of or interest on any Indebtedness or other obligations owed to a Company or any of its Subsidiaries, (ii) make loans or advances to a Company or any of its Subsidiaries or (iii) transfer any of its Property to a Company or any of its Subsidiaries.

                  Notwithstanding the foregoing, the provisions of the preceding paragraph will not apply to encumbrances or restrictions existing under or by reason of:

                  (a) this Indenture, or the Notes;

                  (b) applicable law, rule or regulation;

                  (c) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (d) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

                  (e) any acquisition by a Company or any Subsidiary of any property or assets of any Person, which encumbrances or restrictions existed prior to such acquisition, and which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, and no less favorable to the Holders, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, and

                  (g) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the Company or any of its Subsidiaries to dispose of the Property subject to such Liens.

                  4.11 Transactions with Affiliates.

                  (a) Affiliate Transactions. The Companies shall not, and shall not permit any Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (any such transaction, including any such transaction between a Company or any Subsidiary and a Company or any Subsidiary, being herein called an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, unless

                  (i) such Affiliate Transaction is on terms that are no less favorable to the relevant Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction at such time on an arm's-length basis by such Company or that Subsidiary from a Person that is not an Affiliate of such Company or that Subsidiary and; and

                  (ii) the Companies deliver to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of each Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the preceding clause (i) and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors.

                  (b) Transactions with AMERCO, Etc. Notwithstanding anything to the contrary in this Agreement, on and after the Issue Date, the Companies shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, directly or indirectly sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding or loan, advance or guarantee with, or for the benefit of, AMERCO or any of its Subsidiaries (irrespective of whether AMERCO or any of its Subsidiaries is an Affiliate of one or more Designated Persons) or any Affiliate of AMERCO or any of its Subsidiaries or any Person in which one or more Designated Persons Beneficially Own in the aggregate more than 1% of the Equity Interests of such Person, other than Exempted Designated Person Transactions (provided that this paragraph shall not prevent transactions between or among a Company and any of its Subsidiaries in accordance with the provisions of this Agreement).

                  4.12 Liens.

                  The Companies shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Companies or any Subsidiary, whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

                  4.13 Business Activities.

                  The Companies shall not, and shall not permit any Subsidiary to, engage in any business other than a Permitted Business.

                  4.14 Corporate Existence.

                  (a) Subject to Article V hereof, each Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the applicable Company or any such Subsidiary and (ii) its rights (charter and statutory), licenses and franchises and those of its Subsidiaries; provided that the applicable Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the applicable Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  (b) Each Company shall:

                  (i) maintain books and records and bank accounts separate from those of any other Person;

                  (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

                  (iii) hold regular Board of Directors and shareholder meetings, as appropriate, to conduct the business of such Company, and observe all other corporate formalities;

                  (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

                  (v) prepare and file separate tax returns and separate financial statements in accordance with generally accepted accounting principles showing its assets and liabilities separate and apart from those of any other person or entity, or if the Companies are part of a consolidated group, then the Companies shall be shown collectively as a separate member of such group;

                  (vi) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

                  (vii) conduct business in its own name, and use separate stationery, invoices and checks;

                  (ix) not commingle its assets or funds with those of any other Person;

                  (x) except as otherwise permitted under this Agreement, not assume, guarantee or pay the debts or obligations of any other Person;

                  (xi) correct any known misunderstanding as to its separate identity;

                  (xii) except as otherwise permitted under this Agreement, not permit any Affiliate to guarantee or pay its obligations;

                  (xiii) except as otherwise permitted under this Agreement, not pledge assets for the benefit of any other entity or make loans, guarantees or advances to any other Person;

                  (xiv) pay salaries of its own employees and maintain a sufficient number of employees consistent with contemplated business operations;

                  (xv) except as otherwise permitted under this Agreement, not incur any Indebtedness;

                  (xvi) except as otherwise permitted under this Agreement, not hold evidence of Indebtedness issued by any other Person or entity.

                  (c) Constitutional Documents. Neither Company shall amend Article [ ] of its Amended Articles of Incorporation.

                  4.15 Offer to Repurchase Upon Change of Control.

                  (a) Obligation to Repurchase. Upon the occurrence of any Change of Control, each Holder will have the right to require that the Companies purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Companies shall mail, or cause to be mailed, to the Holders a notice:

                  (i) describing the transaction or transactions that constitute the Change of Control;

                  (ii) offering to purchase, pursuant to the procedures required by this Agreement and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) (the "Change of Control Payment Date") and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

                  (iii) describing the procedures that Holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

                  The provisions of this Section 4.15 require the Companies to make a Change of Control Offer following a Change of Control and shall be applicable regardless of whether any other provisions of this Agreement are applicable. The Companies may, at any time and from time to time, acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Article IV. The Companies shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Companies shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

                  (b) Actions on Change of Control Payment Date. On the Change of Control Payment Date, the Companies or their designated agent shall, to the extent lawful, (A) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(B) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes so accepted together with Officer's Certificates stating the aggregate principal amount of Notes or portions thereof being purchased by the Companies. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered payment in an amount equal to the Change of Control Purchase Price for the Notes, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Companies shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Effect of Third-Party Change of Control Offer. Notwithstanding anything to the contrary in this Section 4.15, the Companies shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and all other provisions of this Agreement applicable to a Change of Control Offer made by the Companies and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Companies shall not be required to make a Change of Control Offer, as provided under this
Section 4.15, if, in connection with or in contemplation of any Change of Control, the Companies have made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and have purchased, or will purchase prior to the date on which a Change of Control Offer is required to be mailed, all Notes properly tendered in accordance with the terms of such Alternate Offer; provided, however, that the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Change of Control Offer.

                  4.16 Restricted Payments.

                  The Companies shall not, and shall not permit any Subsidiary to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Companies' or any of their Subsidiaries' Equity Interests, including any payment in connection with any merger or consolidation involving a Company or any Subsidiary (other than dividends or distributions payable in Equity Interests, other than Disqualified Stock); (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving a Company or Subsidiary) any Equity Interests of a Company, any Subsidiary or any Affiliate of a Company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than, so long as no Event of Default shall have occurred and be continuing, unremedied and unwaived, any such payment, purchase, redemption, defeasance or other acquisition or retirement of intercompany Indebtedness exclusively between or among the Companies and their Subsidiaries);
(4) make any Investment or (5) acquire any business or assets from, or Equity Interests of, or be a party to any acquisition of, any Person (all such payments and other actions set forth in the preceding clauses (1) through (5) being collectively referred to as "Restricted Payments"); provided, that the Companies and its Subsidiaries may make Restricted Payments if, at the time of and after giving effect to such Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Companies and their Subsidiaries after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph) does not exceed the sum of
         (i) the Company Residual Cash Flow for the period commencing on the Issue Date through and including the date upon which such Restricted Payment is being made and (ii) cash and Cash Equivalents held by the Companies and their Subsidiaries on the Issue Date.

                  The foregoing provisions will not prohibit (without duplication) any of the following:

                  (i) Investments outstanding on the date hereof ;

                  (ii) Investments in cash and Cash Equivalents;

                  (iii) purchases by the Subsidiaries of inventory and other assets to be sold or used in the ordinary course of business;

                  (iv) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of a Company or any Subsidiary, or of Equity Interests of a Company, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of such Company (other than any Disqualified Stock);

                  (v) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness of a Company or any Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (vi) the payment of any dividend in cash by a Subsidiary to the holders of its Equity Interests on a pro rata basis;

                  (vii) payments in respect of Subordinated Indebtedness permitted to be made to the holders thereof under the SAC Participation and Subordination Agreement;

                  (viii) any acquisition of property solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of a Company;

                  (ix) any merger by a Subsidiary (a) into another Subsidiary in a transaction that constitutes a Qualified Subsidiary Transaction or
         (b) into the Company, so long as such Company shall be the continuing or surviving entity;

                  (x) any transfer of assets by a Subsidiary (a) to another Subsidiary in a transaction that constitutes a Qualified Subsidiary Transaction or (b) to the Company; or

                  (xii) (xi) any transfer or distribution of any Equity Interests in any Excluded Entity.

                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by a Company (or Subsidiary, as the case may be) pursuant to the Restricted Payment.

                  4.17 Insurance.

                  Each Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all assets of a character usually insured by similarly situated corporations engaged in the same or similar business against loss or damage of the kinds and in the amounts customarily insured against by such corporations.

                  4.18 Issuance of Certain Equity Interests.

                  The Companies shall not permit any of their Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of capital stock constituting directors' qualifying shares) to any Person other than to a Company or to a Subsidiary of the Company of which the issuing Subsidiary is a Wholly Owned Subsidiary.

                  4.19 Payments for Consents.

                  Neither the Companies nor any of their Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend such terms or provisions of this Indenture or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE V

                                   SUCCESSORS

                  5.01 Merger, Consolidation, or Sale of Assets.

                  No Company shall, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of such Company or such Company and its Subsidiaries (taken as a whole) unless:

                  (a) either:

                           (i) such Company will be the surviving or continuing
                  Person; or

                           (ii) the Person formed by or surviving such
                  consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made ("Successor") is an entity organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Company under the Notes and this Agreement;

                  (b) immediately after giving effect to such transaction and, if applicable, the assumption of the obligations as set forth in clause
         (a)(ii) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

                  (c) immediately after and giving effect to such transaction and, if applicable, the assumption of the obligations set forth in clause (a)(ii) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of such Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of such Company immediately prior to such transaction.

                  For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of such Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of a Company's Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of a Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Company.

                  5.02 Successor Substituted.

                  Upon any consolidation, combination or merger of a Company, or any transfer of all or substantially all of the assets of a Company in accordance with Section 5.01 hereof, in which such Company is not a continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Company is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for (so that from and after the date of such consolidation, combination, merger, conveyance, lease or transfer, the provisions of this Agreement referring to a "Company" shall refer instead to the successor corporation and not to the applicable Company), and such continuing entity may exercise every right and power of, a Company under this Agreement and the Notes with the same effect as if such surviving entity had been named therein as a Company and, such Company will be released from the obligation to pay the principal of and interest on the Notes and all of the Company's other obligations and covenants under the Notes and this Agreement, if applicable.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  6.01 Events of Default.

                  Each of the following is an "Event of Default":

                  (a) failure by the Companies to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 5 days;

                  (b) failure by the Companies to pay the principal of any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

                  (c) failure by the Companies to comply with any of its agreements or covenants described under Sections 4.08, 4.09, 4.10, 4.15 and 5.01 hereof;

                  (d) failure by the Companies to comply with any other agreement or covenant in this Agreement and continuance of this failure for 30 days after notice of the failure has been given to the Companies by the Trustee or to the Companies and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

                  (e) default in the payment when due at stated maturity, mandatory redemption or otherwise of any (i) Subsidiary Securitization or (ii) Indebtedness that aggregates $10.0 million or more of any of the Companies or any Subsidiary, whether such Subsidiary Securitization or Indebtedness now exists or is incurred after the Issue Date, or default in respect of any such Subsidiary Securitization or Indebtedness which default results in the acceleration of such Subsidiary Securitization or Indebtedness prior to its express stated maturity and such default (whether at maturity, by acceleration or otherwise) is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid within 30 days of notice from the occurrence of such acceleration;

                  (f) one or more final judgments or orders that exceed $10.0 million in the aggregate (net of amounts bonded, covered by insurance or covered by a binding agreement for indemnification from a third party) for the payment of money have been entered by a court or courts of competent jurisdiction against any Company or any Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 30 days of being entered or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become non-appealable;

                  (g) any Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its assets, or

                           (iv) makes a general assignment for the benefit of
                  its creditors; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against any Company or any
                  Subsidiary as debtor in an involuntary case,

                           (ii) appoints a Custodian of any Company or any
                  Subsidiary or a Custodian for all or substantially all of the assets of any Company or any Significant Subsidiary,

                           (iii) orders the liquidation of any Company or any
                  Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days; or

                  (i) failure by the Companies to comply with any provision of the SAC Participation and Subordination Agreement and continuance of such failure for 30 days after notice of the failure has been given to the Companies by the Trustee or to the Companies and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding.

                  6.02 Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(g) or 6.01(h) hereof with respect to a Company) shall have occurred and be continuing, the Trustee, by written notice to the Companies or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Companies and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, by written notice to the Trustee on behalf of all of the Holders of the then outstanding Notes, rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Agreement. If an Event of Default specified in Section 6.01(g) or 6.01(h) hereof occurs with respect to a Company, all outstanding Notes shall become due and payable without any further action or notice.

                  6.03 Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  6.04 Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  6.05 Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Agreement that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                  6.06 Limitation on Suits.

                  A Holder of a Note may institute a proceeding with respect to this Agreement or the Notes or for any remedy hereunder or thereunder only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Agreement to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a) hereof).

                  6.07 Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  6.08 Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Companies for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  6.09 Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Companies (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized and directed by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  6.10 Priorities.

                  If the Trustee collects any money or other property pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Companies or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                  6.11 Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder of a Note pursuant to Section 6.07 hereof.

                                   ARTICLE VII

                                     TRUSTEE

                  7.01 Duties of Trustee.

                  (a) During an Event of Default. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Duties Generally. Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Agreement and the Trustee need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  (c) Standard of Responsibility. The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Expenditures of Funds, Etc. No provision of this Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (e) Applicability of Sections 7.01 and 7.02. Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Trustee is subject to Sections 7.01 and 7.02.

                  (f) No Liability for Interest. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Companies. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Trustee Counsel. The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

                  (h) Execution of Powers. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  7.02 Rights of Trustee.

                  (a) Reliance on Documents. The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Officer's Certificate and Opinions of Counsel. Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) Attorneys and Agents. The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Actions Taken in Good Faith. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

                  (e) Reliance on signature of Companies' Officer. Unless otherwise specifically provided in this Agreement, any demand, request, direction or notice from the Companies shall be sufficient if signed by a respective Officer of each of the Companies.

                  (f) Right to Indemnity. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) No Investigation. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Companies, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) No Deemed Notice of Default. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Agreement.

                  (i) Multiple Capacities. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Depositary Custodian and other Person employed to act hereunder.

                  (j) Request for List of Authorized Officers. The Trustee may request that each of the Companies deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

                  7.03 Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  7.04 Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Notes, it shall not be accountable for the Companies' use of the proceeds from the Notes or any money paid to the Companies or upon the Companies' direction under any provision of this Agreement, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Agreement other than its certificate of authentication.

                  7.05 Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 20 days after such Default or Event of Default becomes known to such Responsible Officer. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  7.06 Reports by Trustee to Holders of the Notes.

                  Within 60 days after each ____________ beginning with the _____________ following the date of this Agreement, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Companies and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Companies shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

                  7.07 Compensation and Indemnity.

                  The Companies shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement and services hereunder as the Companies and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Companies shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Companies shall jointly and severally indemnify the Trustee and any predecessor Trustee and their agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Companies (including this Section 7.07) and defending itself against any claim (whether asserted by the Companies or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Companies promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Companies shall not relieve the Companies of their obligations hereunder. The Companies shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Companies shall pay the reasonable fees and expenses of such counsel. The Companies need not pay for any settlement made without its consent, which shall not be unreasonably withheld.
                  To secure the Companies' payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

                  The obligations of the Companies under this Section 7.07 shall survive the satisfaction and discharge of this Agreement.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  7.08 Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Companies. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Companies in writing. The Companies may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting or refuses to act in accordance with this Indenture.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Companies shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Companies.

                  If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Companies, or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Companies, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Companies. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Companies' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  7.09 Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  7.10 Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with that of its parent) of at least $50.0 million as set forth in its most recent published annual report of condition.

                  This Agreement shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                  7.11 Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Companies at their option, may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

                  8.02 Legal Defeasance and Discharge.

                  Upon the Companies' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Companies shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Companies shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Agreement (and the Trustee, on demand of and at the expense of the Companies, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Companies' obligations with respect to such Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Companies' obligations in connection therewith, and (d) this Article VIII. Subject to compliance with this Article VIII, the Companies may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

                  8.03 Covenant Defeasance.

                  Upon the Companies' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Companies shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19
hereof and clause (b)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Companies may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Agreement and such Notes shall be unaffected thereby. In addition, upon the Companies' exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

                  8.04 Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Companies must, in aggregate, irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Companies, to pay the principal of, premium, if any, and interest on the then outstanding Notes on the stated date for payment or on the redemption date of the principal, premium, if any, or installment of principal, premium, if any, of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust;

                  (b) in the case of an election under Section 8.02 hereof, the Companies shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Companies have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Agreement, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Companies shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Agreement or any other material agreement or instrument to which the Companies or any of their Subsidiaries are a party or by which the Companies or any of their Subsidiaries are bound;

                  (f) the Companies shall have delivered to the Trustee Officer's Certificates stating that the deposit was not made by the Companies with the intent of preferring the Holders over any other creditors of the Companies or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Companies; and

                  (g) the Companies shall have delivered to the Trustee Officer's Certificates and an Opinion of counsel, each stating that the conditions provided for in, in the case of the Officer's Certificates, clauses (a) through (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and/or (c) and (e) of this Section 8.04 have been complied with.

         8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any Paying Agent (including either or both of the Companies acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Companies shall jointly and severally pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Companies from time to time upon the request of the Companies any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  8.06     Repayment to Companies.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Companies, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Companies on their request or (if then held by the Companies) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Companies for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Companies as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Companies cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Companies.

                  8.07     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Companies' Obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof; provided, however, that, if the Companies make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their Obligations under this Agreement and the Notes, the Companies shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  9.01     Without Consent of Holders of Notes.

                  Notwithstanding Section 9.02 hereof, the Companies and the Trustee may amend or supplement this Agreement or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Companies' obligations to the Holders of the Notes in the case of a merger, consolidation or acquisition by a successor to any of the Companies pursuant to Article V hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the TIA.

                  Upon the request of the Companies accompanied by a resolution of their respective Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Companies in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Agreement or otherwise.

                  9.02     With Consent of Holders of Notes.

                  Except as provided below in this Section 9.02, the Companies and the Trustee may amend or supplement this Agreement (including Section 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium, if any, or interest on the Notes) under, or compliance with any provision of, this Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, in each case determined as provided in Section
2.08 and 2.09 hereof and including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes.

                  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the maturity of any Note;

                  (b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

                  (c) change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

                  (d) make any Note payable in money or currency other than that stated in the Notes;

                  (e) modify or change any provision of this Agreement or its related definitions to affect the ranking of the Notes in a manner that adversely affects the Holders;

                  (f) reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Agreement or the Notes;

                  (g) impair the rights of Holders to receive payments of principal of or interest on the Notes; or

                  (h) make any change in these amendment and waiver provisions.

                  Any amendment to Section 4.09 hereof or the related definitions that could adversely affect the rights of any Holder shall require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

                  Upon the request of the Companies accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Companies in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Companies shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Companies with any provision of this Agreement or the Notes.

                  In connection with any amendment, supplement or waiver, the Companies may, but shall not be obligated to, offer any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  9.03     Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Agreement or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  9.04     Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  9.05     Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Companies may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  9.06     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Companies may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Agreement and that all conditions precedent in connection therewith have been satisfied.

                                    ARTICLE X

                           SATISFACTION AND DISCHARGE

                  10.01    Satisfaction and Discharge.

                  This Agreement shall be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes issued hereunder, when either:

                  (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Companies and thereafter repaid to the Companies or discharged from this trust) have been delivered to the Trustee for cancellation, or

                  (b) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or will become due and payable within one year, or have been called for redemption pursuant to Section
         3.07 and Section 3.08 hereof, and the Companies have irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money or U.S. Government Obligations or any combination thereof, sufficient to pay and discharge the entire Indebtedness (including all principal, premium, if any and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

                           (i) the Companies have paid all sums payable by it
                  under this Agreement,

                           (ii) the Companies have delivered irrevocable
                  instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

                           (iii) the Holders have a valid, perfected, exclusive
                  security interest in this trust.

                  In addition, the Companies shall deliver an Officer's Certificate from each Company and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Agreement, if money or U.S. Government Obligations have been deposited with the Trustee pursuant to clause (b) of this Section, the provisions of Section 10.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms survive the satisfaction and discharge of this Agreement.

                  10.02    Application of Trust Money.

                  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Companies acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Companies' obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
10.01 hereof; provided, however, that if the Companies have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Companies shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.01    Trust Indenture Act Controls.

                  If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                  11.02    Notices.

                  Any notice or communication by the Companies or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to SAC Holding Corporation or SAC Holding II Corporation:

                  SAC HOLDING CORPORATION
                  SAC HOLDING II CORPORATION
                  715 South Country Club Drive
                  Mesa, Arizona  85210
                  Telecopier No.:  (480) 835-5478
                  Attention:  President

         With a copy to:

                  Torys LLP
                  237 Park Avenue
                  New York, New York  10017
                  Telecopier No:  (212) 682- 0200
                  Attention:  Miroslav Fajt

         If to the Trustee:

                  Law Debenture Trust Company of New York
                  767 Third Avenue, 31st Floor
                  New York, NY 10017, (212) 750-7464
                  Telecopier No:
                                ------------------------------
                  Attention:

                  The Companies or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If any Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  11.03 Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or the Notes. The Companies, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  11.04    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Companies to the Trustee to take any action under this Agreement, the Companies shall furnish to the Trustee:

                  (a) an Officer's Certificate from each Company in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Agreement relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  11.05    Statements Required in Certificate or Opinion.

                  Each certificate or Opinion of Counsel or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate, Opinion of Counsel or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements, Opinions of Counsel or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  11.06    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Companies, as such, shall have any liability for any obligations of the applicable Company under the Notes, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  11.08    Governing Law.

                  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT FOR Section 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  11.09    No Adverse Interpretation of Other Agreements.

                  This Agreement may not be used to interpret any other indenture, loan or debt agreement of either of the Companies or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

                  11.10    Successors.

                  All agreements of the Companies in this Agreement and the Notes shall bind their respective successors. All agreements of the Trustee in this Agreement shall bind its successors.

                  11.11    Joint and Several Liability.

                  The Companies shall be jointly and severally liable for the Obligations contained in this Agreement and the Notes.

                  11.12    Severability.

                  In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  11.13    Counterpart Originals.

                  The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  11.14    Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in their respective capacities as set forth below as of the date first written above



                                       SAC HOLDING CORPORATION


                                       By:
                                          Name:
                                              ----------------------------------
                                          Title:
                                                --------------------------------


                                       SAC HOLDING II CORPORATION


                                       By:
                                          Name:
                                              ----------------------------------
                                          Title:
                                                --------------------------------


                                       LAW DEBENTURE COMPANY OF NEW YORK, as
                                       Trustee


                                       By:
                                          Name:
                                              ----------------------------------
                                          Title:
                                                --------------------------------

                                                                      SCHEDULE I


                              Existing Indebtedness

                                                                     SCHEDULE II


                              Existing Investments



                                    Indenture

                                    EXHIBIT A


[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                 [FACE OF NOTE]

================================================================================

CUSIP No. [ ]
ISIN No. [ ]

                           8.5% Senior Notes due 2014

No. ___                                                            $200,000,000

                             SAC HOLDING CORPORATION
                           SAC HOLDING II CORPORATION

promises to pay to
                   -------------------------------------------------------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on                 , 2014.
           ----------------

Interest Payment Dates:            ,             ,               and
                        -----------  ------------  -------------     -----------
Record Dates:                  and
               ---------------     -------------

                                                     SAC HOLDING CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         SAC HOLDING II CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:                 ,
        ---------------  ----
                                      , as Trustee
--------------------------------------

By:
   -----------------------------------

Authorized Signatory

================================================================================

                                 [BACK OF NOTE]

                           8.5% SENIOR NOTES DUE 2014

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  Interest. sac holding corporation and sac holding ii corporation, each a Nevada corporation (collectively, the "Companies" and individually, a "Company"), jointly and severally promise to pay interest on the principal amount of this Note at 8.5% per annum from __________, 2004 until maturity. The Companies will pay interest quarterly in arrears on ___________, _____________, ___________ and _______________of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be __________, 2004. The Companies shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Method of Payment. The Companies will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ______________ _______________, _________________, _____________ or ________________ next preceding the Interest
Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Companies maintained for such purpose within or without the City and State of New York, or, at the option of the Companies, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Companies or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Agent and Registrar. Initially,
_________________________________, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies or any of their Subsidiaries may act in any such capacity.

                  Indenture. The Companies issued the Notes under an Indenture dated as of __________, 2004 ("Indenture") among the Companies and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Companies limited to $200.0 million in aggregate principal amount.

                  Optional Redemption. The Companies shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to ____________, 2007. On or after _________, 2007, the Companies shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on __________ of the years indicated below:

               Calendar
                 Year                                  Percentage
               --------                                ----------
                  2007                                   104.0%
                  2008                                   103.0%
                  2009                                   101.5%
                  2010 and thereafter                    100.0%

                  Any such optional redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  Mandatory Redemption. Upon the Companies' receipt of Redemption Event Proceeds, the Companies shall apply the entire amount of such Redemption Event Proceeds to redeem Notes (or to deposit into a cash collateral account with the Trustee in accordance with the Indenture), in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth above plus accrued and unpaid interest thereon to the applicable redemption date.

                  Notwithstanding the above, if the Redemption Event Proceeds relate to a transaction involving Three SAC Self-Storage Corporation, a Nevada corporation, the redemption price shall be 101.0% of principal, plus accrued and unpaid interest to the applicable redemption date, except to the extent that such redemption Date is on or after ____________, 2010, in which case the redemption price shall be 100.0% of principal, plus accrued and unpaid interest to the applicable redemption date.

                  Any such mandatory redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Companies shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Companies shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Companies may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Companies need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Companies need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

                  Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of
Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of a Company's obligations to the Holders of the Notes in the case of a merger, consolidation or acquisition by a successor to such Company pursuant to Article V of the Indenture; to make any change that would provide any additional rights or benefits to Holders of the Notes or that does not materially adversely affect the legal rights thereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the Trust Indenture Act.

                  Defaults and Remedies. Events of Default include: (i) default for 5 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(iii) failure by the Companies to comply with any of its agreements or covenants described under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.15 and 5.01 of the
Indenture; (iv) failure by the Companies for 30 days after notice to the Companies by the Trustee or to the Companies and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture; (v) default in the payment when due at stated maturity, mandatory redemption or otherwise of any (a) Subsidiary Securitization or (b) Indebtedness that aggregates $10.0 million or more of any of the Companies or any Subsidiary, or default in respect of any such Subsidiary Securitization or Indebtedness which default results in the acceleration of such Subsidiary Securitization or Indebtedness prior to its express stated maturity and such default (whether at maturity, by acceleration or otherwise) is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid within 30 days of notice from the occurrence of such acceleration; (vi) certain final judgments for the payment of money in excess of $10.0 million in the aggregate that remain undischarged for a period of 30 days or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become non-appealable; (vii) certain events of bankruptcy or insolvency with respect to any Company or any Subsidiaries; and (viii) failure by the Companies to comply with the SAC Participation and Subordination Agreement in any material respect, which failure continues for 60 days after notice thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of, the Notes. The Companies are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Companies are required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

                  Trustee Dealings with CompanIES. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Companies or its Affiliates, and may otherwise deal with the Companies or its Affiliates, as if it were not the Trustee.

                  No Recourse Against Others. A director, officer, employee, incorporator or stockholder of any of the Companies, as such, shall not have any liability for any obligations of the Companies under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Companies have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Companies will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  SAC HOLDING CORPORATION
                  SAC HOLDING II CORPORATION
                  715 South Country Club Drive
                  Mesa, Arizona  85210
                  Facsimile No.:  (480) 835-5478
                  Attention:  President

                                 ASSIGNMENT FORM


                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Companies. The agent may substitute another to act for him.

Date:
       -----------------
                            Your Signature:
                                            -----------------------------------
                                            (Sign exactly as your name appears
                                                on the face of this Note)


Signature Guarantee*:
                       ------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Companies pursuant to Section 4.15 of the Indenture, check the appropriate box below:

                                [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Companies pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              $
                               ------------------

Date:Date:
       -----------------
                            Your Signature:
                                            -----------------------------------
                                            (Sign exactly as your name appears
                                                on the face of this Note)

                            Tax Identification No.:

Signature Guarantee*:
                       ------------------------


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount
                                       Amount of           Amount of        [at maturity] of     Signature of
                                      decrease in         increase in       this Global Note      authorized
                                    Principal Amount    Principal Amount     following such       officer of
                                    [at maturity] of    [at maturity] of      decrease (or      Trustee or Note
Date of Exchange                    this Global Note    this Global Note       increase)           Custodian
----------------                    ----------------    ----------------    ----------------    ---------------








*     This schedule should be included only if the Note is issued in global form

                                    EXHIBIT B

                  FORM OF AFFILIATE SUBORDINATION AGREEMENT


                                       B-1